EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

As independent auditors of Ambient Corporation ("the Company"), we hereby consent to the incorporation by reference of our report, dated March 1, 2001, on the Company's consolidated balance sheets as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2000 in the Company's Registration Statement on Form SB-2 to be filed in March 2001.


Brightman Almagor & Co.
Certified Public Accountants (Israel)
A member of Deloitte & Touche

Tel-Aviv, Israel
April 25, 2001